                                                                    EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                      AMONG

                              MONTPILIER HOLDINGS, INC.

                             SECURFONE AMERICA, INC.

                            MATERIAL TECHNOLOGY, INC.

                                       and

                               ROBERT M. BERNSTEIN

                                   DATED AS OF

                                FEBRUARY __, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Sale and Purchase of Shares.                                             1
     1.1     Sale of Shares.                                                  1
     1.2     Payment of the Purchase Price                                    1
     1.3     Delivery of Shares.                                              1
     1.4     Reimbursement of Expenses                                        1
     1.5      Consulting Fee to RMB                                           2

2. Closing; Closing Date                                                      2

3. Representations and Warranties of the Company                              2
     3.1     Due Incorporation and Authority                                  2
     3.2     Authority to Execute and Perform Agreement                       3
     3.3     Qualification; Subsidiaries, Etc.                                3
     3.4     Outstanding Capital Stock                                        3
     3.5     Options or Other Rights                                          4
     3.6     Certificate of Incorporation and By-laws                         4
     3.7     Financial Statements                                             4
     3.8     No Material or Adverse Change                                    5
     3.9     Tax Matters                                                      5
     3.10    Compliance with Laws                                             5
     3.11    No Breach                                                        5
     3.12    Actions and Proceedings                                          6
     3.13    Contracts and Other Agreements                                   6
     3.14    Real Property                                                    7
     3.15    Environmental Matters                                            8
     3.16    Intangible Property                                              9
     3.17    Title to Assets                                                 10
     3.18    Liabilities                                                     10
     3.19    Employee Obligations                                            10
     3.20    Employee Benefit Plans                                          11
     3.21    Officers, Directors and Key Employees                           11
     3.22    Operations of Matech                                            12
     3.23    Potential Conflicts of Interest                                 13
     3.24    Full Disclosure                                                 13

4. Representations and Warranties of MHI                                     14
     4.1     Title to Shares.                                                14
     4.2     Authority to Execute and Perform Agreement                      14
     4.3     Purchase for Investment                                         14

5. Representations and Warranties of SecurFone                               15
     5.1     Due Incorporation                                               15


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     5.2     Authority to Execute and Perform Agreement                      15
     5.3     No Breach                                                       15
     5.4     Qualification; Subsidiaries, Etc.                               15
     5.5     Outstanding Capital Stock                                       16
     5.6     Options or Other Rights                                         16
     5.7     Certificate of Incorporation and By-laws                        16
     5.8     Financial Statements                                            16
     5.9     No Material or Adverse Change                                   17
     5.10    Tax Matters                                                     17
     5.11    Compliance with Laws                                            17
     5.12    No Breach                                                       17
     5.13    Actions and Proceedings                                         18
     5.14    Contracts and Other Agreements                                  18
     5.15    Real Property                                                   19
     5.16    Environmental Matters                                           20
     5.17    Intangible Property                                             21
     5.18    Title to Assets                                                 22
     5.19    Liabilities                                                     22
     5.20    Employee Obligations                                            22
     5.21    Employee Benefit Plans                                          23
     5.22    Officers, Directors and Key Employees                           23
     5.23    Operations of SecurFone                                         24
     5.24    Potential Conflicts of Interest                                 25
     5.25    Full Disclosure                                                 25

6. Covenants and Agreements                                                  26
     6.1     Spin-Off of Business of Matech                                  26
     6.2     RMB's Accrued Salary and Class B Stock and Convertible
             Notes                                                           26
     6.3     Preferred Stock of Matech                                       26
     6.4     No Sale of Stock by RMB                                         27
     6.5     Conduct of Business of SecurFone                                27
     6.6     Continued Effectiveness of Representations and
             Warranties                                                      27
     6.7     Corporate Examinations and Investigations                       27
     6.8     Expenses                                                        28
     6.9     Indemnification of Brokerage                                    28
     6.10    Further Assurance                                               28

7. Conditions Precedent to the Obligation of MHI and SecurFone to Close      29
     7.1     Representations and Covenants                                   29
     7.2     Governmental Permits, Approvals and Third Party Consents        29
     7.3     Legal Proceedings                                               29
     7.4     Certified Copy of Resolutions                                   29
     7.5     Officer's Certificate                                           29
     7.6     Approval of Counsel to the Buyer                                30
     7.7     Releases                                                        30
     7.8     Resignations                                                    30
     7.9     Lock-Up and Registration Rights Agreement                       30

     7.10    Delivery of Documents                                           30

8.   Conditions Precedent to the Obligation of Matech and RMB to Close       30
     8.1     Representations and Covenants                                   30
     8.2     Governmental Permits and Approvals                              31
     8.3     Certified Copy of Resolutions                                   31
     8.4     Officer's Certificates                                          31
     8.5     Approval of Counsel to Matech and RMB                           31
     8.6     Completion of Spin-Off                                          31
     8.7     Pledge of Newco Shares.                                         31
     8.8     Consulting Agreement                                            31

9. Survival of Representations and Warranties                                31

10. General Indemnification                                                  32
     10.1    Obligation of RMB to Indemnify                                  32
     10.2    Obligation of SecurFone to Indemnify                            32
     10.3    Notice and Opportunity to Defend                                33
             10.3.1  Notice of Asserted Liability                            33
             10.3.2 Opportunity to Defend                                    33

11. Termination of Agreement                                                 34
     11.1    Termination                                                     34
     11.2    Survival                                                        34

12. Resolution of Disputes                                                   34
     12.1    Required Notice and Limitations Period                          35
     12.2    Procedures                                                      35
     12.3    The Arbitrator's Decision                                       37

13. Miscellaneous                                                            37
     13.1    Certain Definitions                                             37
     13.2    Publicity                                                       38
     13.3    Notices                                                         38
     13.4    Waivers and Amendments; Non-Contractual Remedies;
             Preservation of Remedies                                        39
     13.5    Governing Law                                                   39
     13.6    Binding Effect; Assignment                                      40
     13.7    Variations in Pronouns                                          40
     13.8    Counterparts                                                    40
     13.9    Exhibits and Schedules                                          40
     13.10   Headings                                                        40
     13.11   Entire Agreement                                                40

EXHIBITS

     A: Escrow Agreement                          Section 1.2(i)

     B: Note                                      Section 1.2(ii)

     C: Form of Release                           Section 7.7

     D: Form of Letter of Resignation             Section 7.8

     E: Consulting Agreement                      Section 8.8

SCHEDULES

             COMPANY

     3.3 --  Qualifications

     3.5 --  Options or Other Rights

     3.6 --  Certificate of Incorporation and By-laws

     3.7 --  Financial Statements

     3.10 -- Compliance with Laws

     3.11 -- Approvals or Consents

     3.12 -- Actions and Proceedings

     3.13 -- Contracts

     3.14 -- Real Property

     3.15 -- Environmental Matters

     3.16 -- Intangible Property

     3.17 -- Liens or Encumbrances

     3.18 -- Liabilities

     3.19 -- Employee Obligations

     3.20 -- Employee Benefit Plans

     3.21 -- Officers, Directors and Key Employees

     3.22 -- Operations of the Company

     3.23 -- Potential Conflicts of Interest

             SECURFONE

     5.3 --  Approvals or Consents

     5.4 --  Qualifications

     5.6 --  Options or Other Rights

     5.7 --  Certificate of Incorporation and By-laws

     5.8 --  Financial Statements

     5.11 -- Compliance with Laws

     5.12 -- Approvals or Consents

     5.13 -- Actions and Proceedings

     5.14 -- Contracts

     5.15 -- Real Property

     5.16 -- Environmental Matters

     5.17 -- Intangible Property

     5.18 -- Liens or Encumbrances

     5.19 -- Liabilities

     5.20 -- Employee Obligations

     5.21 -- Employee Benefit Plans

     5.22 -- Officers, Directors and Key Employees

     5.23 -- Operations of SecurFone

     5.24 -- Potential Conflicts of Interest

     6.6 --  Certain Affiliated Stockholders

     6.9 --  Brokers

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of the __th day of February 1997, among MONTPILIER HOLDINGS, INC., a Nevada corporation ("MHI"), SECURFONE AMERICA, INC., a Delaware corporation ("SecurFone"), and ROBERT M. BERNSTEIN, a resident of Los Angeles, California ("RMB"), and MATERIAL TECHNOLOGY, INC. ("Matech"), a Delaware corporation.

                                    RECITALS:
     MHI owns all of the issued and outstanding shares of capital stock of SecurFone.
     RMB owns or controls (i) 916,676 shares of Class A Common Stock of
Matech, constituting 33.45% of the issued and outstanding shares of such class and (ii) 60,000 shares of Class B Common Stock of Matech, constituting 100% of the issued and outstanding shares of such class. At the Closing, RMB will own or control 2,371,130 shares of the Class A Common Stock of Matech, constituting 47.4% of the 5,000,000 then issued and outstanding shares of Class A Common Stock, and no shares of Class B Common Stock will be outstanding.
     Matech wishes to sell, and MHI wishes to purchase, 4,500,000 (as adjusted to reflect the 1-for-10 reverse stock split described in Section 6.1 of this Agreement) authorized but unissued shares of Class A Common Stock of Matech (the "Shares"), which shares will constitute 90% of the Class A Common Stock to be issued and outstanding as of the Closing Date, upon the terms and conditions of this Agreement.
     Accordingly, the parties agree as follows:
     1.   SALE AND PURCHASE OF SHARES.
          1.1  SALE OF SHARES. At the closing provided for in Section
2 (the "Closing"), (i) Matech shall sell and MHI shall purchase all of the Shares for a purchase price consisting of all of the 3,000 issued and outstanding shares of common stock of SecurFone.
          1.2  PAYMENT OF THE PURCHASE PRICE .
         The Purchase Price shall be paid by MHI by delivery to Matech at Closing of certificate(s) representing all of the 3,000 issued and outstanding shares of SecurFone, duly endorsed in blank for transfer.
          1.3 DELIVERY OF SHARES. At the Closing, Matech shall deliver or cause to be delivered to MHI stock certificates representing all of the Purchased Shares, duly endorsed in blank for transfer.
          1.4 REIMBURSEMENT OF EXPENSES . SecurFone agrees to reimburse Matech for its expenses, in an amount equal to $120,000, incurred in connection with the transactions

                                        1
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contemplated by this Agreement. No proof of these expenses need be provided to
SecurFone. This payment shall be made by (1) delivery to Kohrman Jackson & Krantz P.L.L. (the "Escrow Agent"), at the execution of this Agreement of $70,000, by certified check or by wire transfer of immediately available funds, payable to the order of Newco, as defined in Section 6.1 hereof, to be held until the Closing and to be distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement attached hereto as Exhibit A; and (2) delivery to Newco at the Closing of a non-recourse promissory note of SecurFone, substantially in the form of Exhibit B hereto (the "Note"). The Note shall be in the principal amount of $50,000, shall not bear any interest, and shall be payable in two installments of $25,000 on the date that is 30 days after Closing and $25,000 on the date that is 75 days after Closing. Payment of the Note shall be secured by a pledge to Newco of 500,000 shares of common stock of Newco that will be retained by Matech and not distributed to Matech's shareholders, pursuant to the terms of a pledge agreement to be agreed to by SecurFone and Matech prior to Closing.
          1.5 CONSULTING FEE TO RMB . SecurFone agrees to pay a consulting fee to RMB in the amount of $5,000 in consideration for his services pursuant to the Consulting Agreement referred to in Section 8.8 of this Agreement. This amount shall be deposited into escrow together with the $70,000 deposited pursuant to Section 1.4 of this Agreement and paid to RMB at the closing.
    2. CLOSING; CLOSING DATE. The closing of the sale and purchase of the Purchased Shares contemplated hereby shall take place at the offices of Matech, 11835 West Olympic Boulevard, Los Angeles, California, at 10:00 a.m. local time, on the third business day after the effectiveness of the registration statement on Form S-1 (the "Registration Statement") to be filed by Matech with the Securities and Exchange Commission with respect to the spin-off of its subsidiary, as described herein (the "Closing"), or such other time, date or place as MHI and Matech agree in writing, but in no event later than May 30, 1997. The time and date upon which the Closing occurs is hereinafter referred to as the "Closing Date."
    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As of the date of this Agreement and as of the Closing Date, Matech and RMB, jointly and severally, represent and warrant to MHI as follows:
          3.1 DUE INCORPORATION AND AUTHORITY . Matech is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own, lease and utilize its assets, properties and business and to carry on its business as such business is presently being conducted and as it is presently contemplated that such business will be conducted in the future.

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

          3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT . Matech and RMB have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by Matech and RMB. This Agreement is the valid and binding obligation of Matech and RMB, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights, or by limitations in the availability of the remedy of specific performance or injunctive relief.
          3.3 QUALIFICATION; SUBSIDIARIES, ETC. Matech is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction where such qualification or authorization is required, which jurisdictions are set forth on Schedule 3.3. The failure to obtain such qualification or authorization in any other jurisdiction will not adversely affect the "condition of Matech" (as defined in Article 13). Except as set forth on Schedule 3.3, Matech does not directly or indirectly own any interest in any other person, corporation, partnership or other entity.
          3.4 OUTSTANDING CAPITAL STOCK. Matech is authorized to issue (i) 100,000,000 shares of Class A Common Stock, $.001 par value, of which 2,740,546 shares are issued and outstanding as of the date of this Agreement and 5,000,000 shares will be issued and outstanding as of the Closing Date;
(ii) 300,000 shares of Class B Common Stock, $.001 par value, of which 60,000 shares are issued and outstanding as of the date of this Agreement and no shares will be outstanding as of the Closing Date; (iii) 10,000,000 shares of Class A Preferred Stock, $.001 par value, of which 350,000 shares are issued and outstanding as of the date of this Agreement and no shares will be outstanding as of the Closing Date; and (iv) 510 shares of Class B Preferred Stock, $.001 par value, none of which are issued and outstanding. No other class of capital stock of Matech is authorized or outstanding. All of the Shares are duly authorized and are validly issued, fully paid and nonassessable and are not subject to any preemptive rights. There are no voting trust agreements or other contracts, agreements, or arrangements restricting voting or dividend rights or transferability with respect to the Shares. Matech has not violated any federal, state or local law, ordinance, rule or regulation in connection with the offer for sale or sale and issuance of its outstanding shares of capital stock or any other securities. RMB represents and warrants that since December 13, 1996, he has sold no more than 26,000 shares of Class A Common Stock of Matech. The list of holders of Matech's Class A Comon Stock, dated December 19, 1996, previously delivered to MHI and SecurFone, is true and correct as of the date of this Agreement, except that an additional 100,000 shares were issued between December 19, 1996 and the date of this Agreement, and each of the share certificates identified with the letter "I" in such list contains a legend restricting the transfer of the shares represented by such certificate, without compliance with or exemption from the provisions of the Securities Act of 1933, as amended.
          3.5   OPTIONS OR OTHER RIGHTS . Except as set forth on Schedule
3.5, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind, and there is no commitment of Matech to issue or grant such right, to purchase or otherwise to receive from Matech any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Matech, and there is no outstanding security of any kind convertible or exchangeable into such capital stock.
          3.6 CERTIFICATE OF INCORPORATION AND BY-LAWS . Matech has heretofore delivered to the Buyer true and complete copies of the Certificate of Incorporation and of the By-laws of Matech (certified by the secretary of Matech) as in effect on the date hereof; prior to the Closing Date, Matech will deliver a copy if its Certificate of Incorporation certified by the Delaware Secretary of State. Matech's corporate record book and stock transfer records shall accurately reflect all action taken through the Closing Date.
          3.7 FINANCIAL STATEMENTS . The audited balance sheets of Matech as of December 31, 1994, 1995 and 1996, and the related statements of income and retained earnings and cash flow for the 12 month periods then ended, including the notes thereto (the "Annual Financial Statements"), shall be delivered to MHI by Matech prior to the filing of the Registration Statement. The Annual Financial Statements will be certified by a firm of independent certified public accountants and will be accurate and complete and present fairly in all material respects the financial position of Matech as at such dates and the results of operations of Matech for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby and prepared on a basis consistent with the Matech's prior practices. Except as reflected on said financial statements, as of the dates thereof there were no accrued or undisclosed liabilities, there were no special or non-recurring charges against income, and there were no matters for which reserves should be established.
          3.8 NO MATERIAL OR ADVERSE CHANGE . Since December 31, 1996, there has been no material or adverse change in the condition of Matech, and neither Matech nor RMB knows of any such change which is threatened, nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have or has had a material or adverse effect on the condition of Matech.
          3.9 TAX MATTERS . All tax returns (federal, state, county and local) which were required to be filed through December 31, 1996 will be duly filed with the appropriate taxing

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authority, and Matech will pay all taxes shown as due and payable on such returns, prior to the filing of the Registration Statement. All payments of taxes (including amounts withheld from employees) due and payable through the Closing, including, without limitation, federal, state and local income taxes, personal property taxes, sales taxes, excise taxes and real estate taxes, will be fully paid prior to the Filing of the Registration Statement. Matech has not made or entered into any agreement or arrangement pursuant to which the statute of limitations, or any other time limitations, or the right by or of the Internal Revenue Service or any other tax body or authority to audit, review or challenge any tax return filed by Matech, would be extended beyond the periods provided by law or regulation.
          3.10 COMPLIANCE WITH LAWS . Matech is not in violation of any applicable federal, state, local or foreign law, ordinance, regulation, order, judgment, injunction, award, decree or other requirement of any governmental or regulatory body, court or arbitrator, which violation could have a material or adverse effect on the condition of Matech. Matech has all licenses, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that are material to the conduct of the business of Matech and to its use of its properties and assets (collectively, "Permits"). The Permits are listed on Schedule 3.10 and are in full force and effect. No material violations are or have been recorded in respect of any Permit, and no proceeding is pending or threatened to revoke or limit any Permit. There is no federal, state or local ordinance, regulation or order which adversely effects or may adversely effect the ability of Matech to produce and distribute its products or otherwise conduct its business.
          3.11 NO BREACH . The execution and delivery by Matech of this Agreement, the consummation of the contemplated transactions (including the transfer of assets to a new subsidiary), and the performance by Matech of this Agreement in accordance with the terms and conditions hereof, will not (i) require the approval or consent of any federal, state, county, local or other governmental regulatory body (domestic or foreign), or the approval of any other person or entity, except as set forth on Schedule 3.11; (ii) conflict with or result in any breach or violation of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, the Certificate of Incorporation or Bylaws of Matech, or any material contract or other agreement to which Matech is a party or by or to which Matech's assets or properties may be bound or subject; (iii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Matech or upon the assets of Matech; (iv) violate any statute, law or regulation of any jurisdiction, which violation could have a material or adverse effect on the condition of Matech;

      U

(v) violate or result in the revocation or suspension of any Permit, or (vi) result in the imposition of any lien, security interest or claim in favor of any person or entity other than MHI.
          3.12 ACTIONS AND PROCEEDINGS . There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Matech. Except as set forth on Schedule 3.12, there are no actions, suits or claims or legal, administrative or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of the Seller threatened, against or involving Matech or any of its properties or assets. All notices required to have been given to any insurance company listed as insuring against any action, suit or claim set forth on Schedule 3.12 have been timely and duly given and no insurance company has asserted, orally or in writing, that such claim is not covered by the applicable policy relating to such claim or has reserved its right to so assert at a later date. Schedule 3.12 also describes any dispute with or claim from a sales agent, broker or customer in connection with or related to a product warranty claim, commission, fee, pricing or any other monetary dispute which involves $5,000 or more.
          3.13 CONTRACTS AND OTHER AGREEMENTS . Schedule 3.13 sets forth all of the following contracts and other agreements to which Matech is a party or by or to which it or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former employee, officer, director or affiliate or with any other current employee or consultant or with an entity in which any of the foregoing is a controlling person; (ii) contracts and other agreements with any labor union or association representing any employee; (iii) contracts and other agreements with any person to sell, distribute or otherwise market, or to produce, any products or services of Matech; (iv) contracts and other agreements, pursuant to which Matech will receive payments in excess of $10,000; (v) contracts and other agreements for the sale of any of its assets other than in the ordinary course of business or for the grant to any person of any option or preferential rights to purchase any of its assets; (vi) joint venture agreements; (vii) contracts and other agreements under which it agrees to indemnify any party or to share tax liability of any party; (viii) contracts or other agreements pursuant to which Matech is a licensor or licensee of any rights; (ix) contracts and other agreements that can be canceled without liability, premium or penalty only on ninety days' or more notice; (x) contracts and other agreements with customers, distributors or suppliers for the sharing of fees, the rebating of charges or other similar arrangements; (xi) contracts and other agreements containing covenants of Matech not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Matech in any line of business or in any geographical area; (xii) contracts and other agreements relating to the acquisition by Matech of any operating business or the capital stock of any other person; (xiii) contracts and other agreements requiring the payment to any person of an override or similar commission or fee; (xiv) contracts and other agreements relating to the borrowing of money; or (xv) any other contracts and other agreements whether or not made in the ordinary course of business (other than those reflected on any other Schedule) pursuant to which payments in excess of $5,000 may be expected to be made. All of the foregoing shall be collectively referred to hereinafter as the "Contracts". Matech has made available to MHI true, correct and complete copies of all of the Contracts. All of the Contracts are valid, binding and in full force and effect. Except as described on Schedule 3.13, Matech is not in default under any of the Contracts, nor, to the knowledge of Matech and RMB, is any other party to any of the Contracts in default thereunder in any material respect, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. Except as separately identified on Schedule 3.13, no approval or consent of any person is needed in order that any of the Contracts continue in full force and effect following the consummation of the transactions contemplated hereby.
Schedule 3.13 also lists all contracts and other agreements currently in negotiation or proposed by Matech of a type which if entered into by Matech would be required to be listed on Schedule 3.13 or on any other Schedule. Matech has made available to MHI true and correct copies of the latest drafts or summaries of all such proposed contracts and other agreements and copies of all documents relating thereto.
          3.14 REAL PROPERTY . Matech owns no real property. Matech leases certain office space located at 11835 West Olympic Boulevard, East Tower 705, Los Angeles, California 90064 ("Leased Property"), a copy of which lease has been furnished to MHI. Matech is not in default under any lease for Leased Property, and, with respect to Matech, there is no default or event of default or set of facts which has occurred which, with notice or lapse of time or both, would constitute a default. The Leased Property is zoned to permit its present use, there is no record of any violation of any zoning, building or other restriction relating to the use of the Leased Property, the existing use and current operation of the building or buildings on the Leased Property does not, and the past operations did not, violate any applicable environmental laws or regulations and all certificates, permits, licenses and other authorizations of governmental bodies or authorities which are necessary to permit the use and occupancy of the Leased Property for its current operations have been obtained by Matech, have not been violated or breached, and are in full force and effect. The only real property in which Matech has any interest is the Leased Property described above. Such property shall be referred to hereinafter as the "Property".]

          3.15 ENVIRONMENTAL MATTERS . The terms used in this Section 3.15 shall have the meanings specified by applicable local, state, federal or foreign statutes or regulations with the respect to environmental protection, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., and regulations promulgated thereunder, each as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., and regulations promulgated thereunder, each as amended ("RCRA"), and other laws and regulations concerning water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills or other releases of toxic or hazardous substances, transportation and disposal of hazardous substances, materials and wastes and occupational or employee health and safety (collectively, the "environmental laws").
                   (a) There has been no past, and there is no current or presently anticipated, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of toxic wastes, solid wastes, hazardous wastes or hazardous substances by Matech (or any of its predecessors-in-interest or any predecessor owner or operator of any of the Property) at, upon, or away from any of the Property. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any of the Property, or into the environment surrounding any of the Property, of any toxic wastes, solid wastes, hazardous wastes or hazardous substances. No asbestos fibers or materials or polychlorinated biphenyls (PCBs) are on or in any of the Property.
                   (b) None of the Property has previously been used, is now being used, or is contemplated to be used, for the treatment, collection, storage or disposal of any refuse or objectionable wastes so as to require a permit or approval from the United States Environmental Protection Agency (the"EPA") or any state agency responsible for protection of the environmental (a "State EPA").
                   (c) None of the Property has previously been used, is now being used, or is contemplated to be used, for the generation, transportation, treatment, storage or disposal of any hazardous wastes subject to regulation by the EPA or any State EPA pursuant to the environmental laws.
                   (d) No written reports of environmental audits or internal audits relating to environmental matters have been prepared within the last five years, and no citations, orders and decrees have been issued within the last five years by, for or on behalf of Matech and/or concerning any of the Property by or with any governmental agency with respect to the treatment, storage or disposal of hazardous wastes or with respect to air, water and noise pollution. Matech has not received notification pursuant to CERCLA or any of the environmental laws, or any regulations thereunder, of any potential liability with the respect to the clean-up of any waste disposal site at which it has disposed of any hazardous substances or with respect to any other alleged violation of any of the environmental laws.
          3.16 INTANGIBLE PROPERTY . Schedule 3.16 sets forth all patents, trademarks, copyrights, service marks and trade names, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Matech relating to any of the foregoing that are material to the business of Matech (collectively, "Patents and Trademarks"). Matech has the right to use, free and clear of any claims or rights of others, all trade secrets, inventions, know how, processes, logos and technology, designs utilized in or incident to the conduct of its business as presently conducted or as being developed ("Trade Secrets"). Except as set forth on Schedule 3.16, Matech does not have any notice that any other person or entity disputes Matech's ownership or right to use any Patents and Trademarks and/or Trade Secrets, or notice of any claim of any other person or entity relating to any of the Patents and Trademarks or any of the Trade Secrets of Matech, and neither Matech nor RMB knows of any basis for any such dispute or claim. Neither Matech nor RMB has any knowledge that any person or entity has infringed upon the rights of Matech with respect to any Patents and Trademarks or Trade Secrets, and Matech has not infringed upon any patent, copyright, trademark, trade secret or other intellectual property right of any other person or entity. The books of account and other corporate records of Matech are complete and correct in all material respects and have been maintained in accordance with good business practice.
Schedule 3.16 lists all bank accounts maintained by Matech and the names and capacities of all persons authorized to draw thereon or who have access thereto.
          3.17 TITLE TO ASSETS . Matech owns outright and has good and marketable title to all of the assets used in its business, including, without limitation, all of the assets reflected on the Balance Sheet, in each case free and clear of any lien or other encumbrance, except for (i) liens or encumbrances specifically described in Schedule 3.17 hereto; (ii) assets disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable; or (iv) minor liens or other encumbrances of a character that do not substantially impair the assets to which they apply.
          3.18 LIABILITIES . As at December 31, 1996, Matech does not have any indebtedness, liability, claim or loss, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto ("Liabilities") that were not fully and adequately reflected or reserved against on the Balance Sheet or described in the notes to the Financial. Matech has not, except in the ordinary course of business, incurred any Liabilities since December 31, 1996.
          3.19 EMPLOYEE OBLIGATIONS . Matech has no policies with respect to vacation pay, holiday and/or sick pay, severance pay, pension and profit-sharing contributions, health, medical or any other type of employee benefit plan to which Matech presently contributes or is required to contribute, nor is Matech indebted to any employee other than for wages and benefits earned during the current payroll period which are not yet due and payable and compensation due to RMB as disclosed in the financial statements. There are no controversies pending between Matech and any of its employees, which controversies have affected or may affect materially and adversely the condition of Matech (as defined in Article 13). Matech has complied with all applicable federal, state and local statutes relating to the employment of labor, including, without limitation, the Occupational Safety and Health Act ("OSHA"), the Fair Labor Standards Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, all as amended, and similar state and local statutes; and Matech has complied with all applicable federal, state and local statutes relating to wages, fringe benefits and the payment of withholding and Social Security taxes, and Matech is not liable for any arrearage in the payment of wages or any taxes or penalties for failure to comply with any of the foregoing.
          3.20 EMPLOYEE BENEFIT PLANS . Schedule 3.20 contains a true and complete list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs or arrangements maintained by Matech or under which Matech has any obligations (other than obligations to make current wage or salary payments or to pay sales commissions to employees or agents whose employment or engagement may be terminated by Matech without penalty or breach by giving a termination notice of 30 days or less) in respect of, or which otherwise cover, any of the current or former officers or employees of Matech, or their beneficiaries (hereinafter individually referred to as a "Plan" and collectively referred to as the "Plans"). Matech has delivered or made available to MHI true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the Plans.
     Except as specifically set forth in Schedule 3.20, (a) Matech has made all payments due and payable by Matech to date under or with respect to each Plan, and all amounts properly accrued to date as liabilities of Matech under or with respect to each Plan which have not been paid have been recorded on the books of Matech; (b) Matech has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any Plan; and (c) Matech is in compliance in all material respects with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to the Plans, including, without limitation, ERISA and the Code
          3.21 OFFICERS, DIRECTORS AND KEY EMPLOYEES . The Registration Statement will set forth the name and total compensation of each person who is now or has been during the last three fiscal years of Matech an officer or director of Matech or who is now or has been during the last three fiscal years of Matech an employee, consultant, agent or other representative of Matech whose annual rate of compensation (including bonuses, profit sharing and commissions) exceeds or exceeded $60,000. Since December 31, 1996, except as set forth in the pending contract with the U.S. Air Force, Matech has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons currently holding such a position has threatened to cancel or otherwise terminate such person's relationship with Matech and none of such persons has utilized or has threatened to utilize any Trade Secrets of Matech in competition with Matech.
          3.22 OPERATIONS OF MATECH . Except as to be set forth in the Registration Statement or in Schedule 3.22 to be attached on the Closing Date, since December 31, 1996, Matech has not:

                    (i) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;
                    (ii)   incurred any indebtedness for borrowed money;
                    (iii) reduced its cash or short term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;
                    (iv)   waived any material right under any Contract;
                    (v) made any material change in its accounting methods or practices or made any material change in depreciation or amortization policies or rates adopted by it;
                    (vi) materially changed any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns or budget;

                    (vii) except as set forth in the pending contract with the U.S. Air Force, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, or any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same;

                    (viii) made any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives;
                    (ix) except in the ordinary course of business, incurred or assumed any obligation or liability (whether absolute or contingent and whether or not currently due and payable);
                    (x) disposed of any property, equipment or assets except for inventory disposed of in the ordinary course of business or made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;
                    (xi) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;
                    (xii) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the condition of Matech;
                    (xiii) except in the ordinary course of business, entered into or amended any Contract;
                    (xiv) merged or consolidated with any other person, firm, corporation or entity;
                    (xv) failed to maintain in full force and effect policies of insurance of the same type, character and coverage as the policies currently carried; or
                    (xvi) amended, changed or modified its Certificate of Incorporation or By-laws.

          3.23 POTENTIAL CONFLICTS OF INTEREST . Except as to be set forth in the Registration Statement , neither any officer, director or affiliate of Matech, nor any entity controlled by any such officer, director or affiliate, nor RMB, nor any relative or spouse (or relative of such spouse) of RMB or of any such officer, director or affiliate:
                    (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, distributor or supplier of Matech;

                    (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property material to the condition of Matech that Matech uses in the conduct of business; or
                    (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Matech, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.
          3.24 FULL DISCLOSURE . All documents and other papers delivered by or on behalf of Matech or RMB in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic in all material respects. This Agreement, including the Schedules and Exhibits hereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. No representation or warranty of Matech or RMB contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact that Matech or RMB has not disclosed to MHI in writing that materially adversely affects the condition of Matech or the ability of Matech to perform this Agreement.
     4. REPRESENTATIONS AND WARRANTIES OF MHI. As of the date of this Agreement and as of the Closing Date, MHI represents and warrants to Matech and RMB as follows:
          4.1 TITLE TO SHARES. MHI owns beneficially and of record, free and clear of any lien, option or other encumbrance, and has full power and authority to convey free and clear of any lien, claims, charges, assessments, adverse intent or other encumbrance, all of the 3,000 issued and outstanding shares of common stock of SecurFone, and, in accordance with Section 1.2, MHI will convey to Matech good and valid title thereto, free and clear of any lien or other encumbrance.
          4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT . MHI has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by MHI and is the valid and binding obligation of MHI enforceable in accordance with its terms. The execution and delivery by MHI of this Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by MHI of this Agreement in accordance with its respective terms and conditions will not (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person which has not been obtained and disclosed to Matech; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to MHI or to the shares of SecurFone held by MHI, or any instrument, contract or other agreement to which MHI is a party or by or to which MHI is or the shares of SecurFone held by MHI are bound or subject;
(iii) result in the creation of any lien or other encumbrance on the shares of SecurFone held by MHI; or (iv) conflict with or result in any breach or violation of any instrument governing or applicable to the MHI.
          4.3 PURCHASE FOR INVESTMENT . MHI is purchasing the Shares for investment and not for resale or distribution.
     5. REPRESENTATIONS AND WARRANTIES OF SECURFONE. As of the date of this Agreement and as of the Closing Date, SecurFone represents and warrants to Matech and RMB as follows:
          5.1 DUE INCORPORATION . SecurFone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its assets and business and to carry on its business as now being and as heretofore conducted.
          5.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT . SecurFone has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by SecurFone. This Agreement is valid and binding obligation of SecurFone enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights, or by limitations and the availability of the remedy of specific performance or injunctive relief.
          5.3 NO BREACH . The execution and delivery by SecurFone of this Agreement, the consummation of the contemplated transactions, and the performance by SecurFone of this Agreement in accordance with the terms and conditions hereof, will not (i) require the approval or consent of any federal, state, county, local or other governmental or regulatory body (domestic or foreign), or the approval or consent of any other person or entity, except as set forth on Schedule 5.3; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, the Certificate of Incorporation or Bylaws of SecurFone, any statute, regulation, order, judgment or decree of or applicable to SecurFone, or any instrument, contract or other agreement to which SecurFone is a party or by or to which SecurFone or any of its properties is bound or subject; or (iii) result in the creation of any lien or encumbrance on any of the properties of SecurFone.
          5.4 QUALIFICATION; SUBSIDIARIES, ETC. SecurFone is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction where such qualification or authorization is required, which jurisdictions are set forth on Schedule 5.4. The failure to obtain such qualification or authorization in any other jurisdiction will not adversely affect the "condition of SecurFone" (as defined in Article 13). Except as set forth on Schedule 5.4, SecurFone does not directly or indirectly own any interest in any other person, corporation, partnership or other entity.
          5.5 OUTSTANDING CAPITAL STOCK . SecurFone is authorized to issue 3,000 shares of Common Stock, $.01 par value, all of which are issued and outstanding. No other class of capital stock of SecurFone is authorized or outstanding. All of the Shares are duly authorized and are validly issued, fully paid and nonassessable and are not subject to any preemptive rights. There are no voting trust agreements or other contracts, agreements, or arrangements restricting voting or dividend rights or transferability with respect to the Shares. SecurFone has not violated any federal, state or local law, ordinance, rule or regulation in connection with the offer for sale or sale and issuance of its outstanding shares of capital stock or any other securities.
          5.6 OPTIONS OR OTHER RIGHTS . There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind, and there is no commitment of SecurFone to issue or grant such right, to purchase or otherwise to receive from SecurFone any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of SecurFone, and there is no outstanding security of any kind convertible or exchangeable into such capital stock.
          5.7 CERTIFICATE OF INCORPORATION AND BY-LAWS. SecurFone will deliver to the Buyer true and complete copies of the Certificate of Incorporation (certified by the Secretary of State of Delaware) and of the By-laws of SecurFone (certified by the secretary of SecurFone) as in effect on the date hereof. SecurFone's corporate record book and stock transfer records accurately reflect all action taken through the date of this Agreement.

          5.8 FINANCIAL STATEMENTS . The unaudited balance sheet of SecurFone as of November 30, 1996, and the related statement of income and retained earnings for the six months period then ended, (the "Financial Statements") will be delivered to Matech by SecurFone. The Financial Statements are accurate and complete and present fairly in all material respects the financial position of SecurFone as at such date and the results of operations of SecurFone for such period, in accordance with generally accepted accounting principles consistently applied for the periods covered thereby and prepared on a basis consistent with SecurFone's prior practices. Except as reflected on the Financial Statements, as of the date thereof there were no accrued or undisclosed liabilities, there were no special or non-recurring charges against income, and there were no matters for which reserves should be established. The balance sheet included in the Financial Statements is sometimes herein called the "Balance Sheet" and November 30, 1996, is sometimes herein called the "Balance Sheet Date."
          5.9 NO MATERIAL OR ADVERSE CHANGE . Since the Balance Sheet Date, there has been no material or adverse change in the condition of SecurFone, and SecurFone knows of no such change which is threatened, nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have or has had a material or adverse effect on the condition of SecurFone.
          5.10 TAX MATTERS . All tax returns (federal, state, county and local) which were required to be filed through the Closing have been duly filed with the appropriate taxing authority, and SecurFone has paid all taxes shown as due and payable on such returns. All payments of taxes (including amounts withheld from employees) due and payable through the Closing, including, without limitation, federal, state and local income taxes, personal property taxes, sales taxes, excise taxes and real estate taxes, have been fully paid in a timely fashion. SecurFone has not made or entered into any agreement or arrangement pursuant to which the statute of limitations, or any other time limitations, or the right by or of the Internal Revenue Service or any other tax body or authority to audit, review or challenge any tax return filed by SecurFone, would be extended beyond the periods provided by law or regulation.
          5.11 COMPLIANCE WITH LAWS . SecurFone is not in violation of any applicable federal, state, local or foreign law, ordinance, regulation, order, judgment, injunction, award, decree or other requirement of any governmental or regulatory body, court or arbitrator, which violation could have a material or adverse effect on the condition of SecurFone. SecurFone has all licenses, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that are material to the conduct of the business of SecurFone and to its use of its properties and assets (collectively, "Permits"). The Permits are listed on
Schedule 5.11 and are in full force and effect. No material violations are or have been recorded in respect of any Permit, and no proceeding is pending or threatened to revoke or limit any Permit. There is no federal, state or local ordinance, regulation or order which adversely effects or may adversely effect the ability of SecurFone to produce and distribute its products or otherwise conduct its business.
          5.12 NO BREACH . The execution and delivery by SecurFone of this Agreement, the consummation of the contemplated transactions, and the performance by SecurFone of this Agreement in accordance with the terms and conditions hereof, will not (i) require the approval or consent of any federal, state, county, local or other governmental regulatory body (domestic or foreign), or the approval of any other person or entity, except as set forth on
Schedule 5.13; (ii) conflict with or result in any breach or violation of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, the Certificate of Incorporation or Bylaws of SecurFone, or any material contract or other agreement to which SecurFone is a party or by or to which SecurFone assets or properties may be bound or subject; (iii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, SecurFone or upon the assets of SecurFone; (iv) violate any statute, law or regulation of any jurisdiction, which violation could have a material or adverse effect on the condition of SecurFone; (v) violate or result in the revocation or suspension of any Permit, or (vi) result in the imposition of any lien, security interest or claim in favor of any person or entity other than Matech.
          5.13 ACTIONS AND PROCEEDINGS . There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against SecurFone. There are no actions, suits or claims or legal, administrative or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of SecurFone threatened, against or involving SecurFone or any of its properties or assets. All notices required to have been given to any insurance company listed as insuring against any action, suit or claim set forth on Schedule 5.13 have been timely and duly given and no insurance company has asserted, orally or in writing, that such claim is not covered by the applicable policy relating to such claim or has reserved its right to so assert at a later date. Schedule 5.13 also describes any dispute with or claim from a sales agent, broker or customer in connection with or related to a product warranty claim, commission, fee, pricing or any other monetary dispute which involves $5,000 or more.
          5.14 CONTRACTS AND OTHER AGREEMENTS . Schedule 5.14 sets forth all of the following contracts and other agreements to which SecurFone is a party or by or to which it or its assets or properties are bound or subject:
(i) contracts and other agreements with any current or former employee, officer, director or affiliate or with any other current employee or consultant or with an entity in which any of the foregoing is a controlling person; (ii) contracts and other agreements with any labor union or association representing any employee; (iii) contracts and other agreements with any person to sell, distribute or otherwise market, or to produce, any products or services of SecurFone; (iv) contracts and other agreements, pursuant to which SecurFone will receive payments in excess of $10,000; (v) contracts and other agreements for the sale of any of its assets other than in the ordinary course of business or for the grant to any person of any option or preferential rights to purchase any of its assets; (vi) joint venture agreements; (vii) contracts and other agreements under which it agrees to indemnify any party or to share tax liability of any party; (viii) contracts or other agreements pursuant to which SecurFone is a licensor or licensee of any rights; (ix) contracts and other agreements that can be canceled without liability, premium or penalty only on ninety days' or more notice; (x) contracts and other agreements with customers, distributors or suppliers for the sharing of fees, the rebating of charges or other similar arrangements; (xi) contracts and other agreements containing covenants of SecurFone not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with SecurFone in any line of business or in any geographical area; (xii) contracts and other agreements relating to the acquisition by SecurFone of any operating business or the capital stock of any other person; (xiii) contracts and other agreements requiring the payment to any person of an override or similar commission or fee; (xiv) contracts and other agreements relating to the borrowing of money; or (xv) any other contracts and other agreements whether or not made in the ordinary course of business (other than those reflected on any other Schedule) pursuant to which payments in excess of $5,000 may be expected to be made. All of the foregoing shall be collectively referred to hereinafter as the "Contracts". SecurFone has made available to Matech true, correct and complete copies of all of the Contracts. All of the Contracts are valid, binding and in full force and effect. Except as described on Schedule 5.14, SecurFone is not in default under any of the Contracts, nor, to the knowledge of SecurFone, is any other party to any of the Contracts in default thereunder in any material respect, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder. Except as separately identified on Schedule 5.14, no approval or consent of any person is needed in order that any of the Contracts continue in full force and effect following the consummation of the transactions contemplated hereby. Schedule 5.14 also lists all contracts and other agreements currently in negotiation or proposed by SecurFone of a type which if entered into by SecurFone would be required to be listed on Schedule 5.14 or on any other Schedule. SecurFone has made available to Matech true and correct copies of the latest drafts or summaries of all such proposed contracts and other agreements and copies of all documents relating thereto.
          5.15 REAL PROPERTY . SecurFone owns no real property. SecurFone leases certain office space located at 14 East Main Street, Somerville, NJ 08876 ("Leased Property"), as more fully described in Schedule 5.15. Except as set forth in Schedule 5.15, SecurFone is not in default under any lease for Leased Property, and, with respect to SecurFone, there is no default or event of default or set of facts which has occurred which, with notice or lapse of time or both, would constitute a default. The Leased Property is zoned to permit its present use, there is no record of any violation of any zoning, building or other restriction relating to the use of the Leased Property, the existing use and current operation of the building or buildings on the Leased Property does not, and the past operations did not, violate any applicable environmental laws or regulations and all certificates, permits, licenses and other authorizations of governmental bodies or authorities which are necessary to permit the use and occupancy of the Leased Property for its current operations have been obtained by SecurFone, have not been violated or breached, and are in full force and effect. The only real property in which SecurFone has any interest is the Leased Property described above. Such property shall be referred to hereinafter as the "Property".
          5.16 ENVIRONMENTAL MATTERS . The terms used in this Section 5.16 shall have the meanings specified by applicable local, state, federal or foreign statutes or regulations with the respect to environmental protection, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., and regulations promulgated thereunder, each as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., and regulations promulgated thereunder, each as amended ("RCRA"), and other laws and regulations concerning water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills or other releases of toxic or hazardous substances, transportation and disposal of hazardous substances, materials and wastes and occupational or employee health and safety (collectively, the "environmental laws"). Except as disclosed in Schedule 5.16:
                   (a) There has been no past, and there is no current or presently anticipated, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of toxic wastes, solid wastes, hazardous wastes or hazardous substances by SecurFone (or any of its predecessors-in-interest or any predecessor owner or operator of any of the Property) at, upon, or away from any of the Property. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any of the Property, or into the environment surrounding any of the Property, of any toxic wastes, solid wastes, hazardous wastes or hazardous substances. No asbestos fibers or materials or polychlorinated biphenyls
(PCBs) are on or in any of the Property.
                   (b) None of the Property has previously been used, is now being used, or is contemplated to be used, for the treatment, collection, storage or disposal of any refuse or objectionable wastes so as to require a permit or approval from the United States Environmental Protection Agency (the"EPA") or any state agency responsible for protection of the environmental (a "State EPA").
                    (c) None of the Property has previously been used, is now being used, or is contemplated to be used, for the generation, transportation, treatment, storage or disposal of any hazardous wastes subject to regulation by the EPA or any State EPA pursuant to the environmental laws.
                    (d) No written reports of environmental audits or internal audits relating to environmental matters have been prepared within the last five years, and no citations, orders and decrees have been issued within the last five years by, for or on behalf of SecurFone and/or concerning any of the Property by or with any governmental agency with respect to the treatment, storage or disposal of hazardous wastes or with respect to air, water and noise pollution. SecurFone has not received notification pursuant to CERCLA or any of the environmental laws, or any regulations thereunder, of any potential liability with the respect to the clean-up of any waste disposal site at which it has disposed of any hazardous substances or with respect to any other alleged violation of any of the environmental laws.

          5.17 INTANGIBLE PROPERTY . Schedule 5.17 sets forth all patents, trademarks, copyrights, service marks and trade names, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from SecurFone relating to any of the foregoing that are material to the business of SecurFone (collectively, "Patents and Trademarks"). SecurFone has the right to use, free and clear of any claims or rights of others, all trade secrets, inventions, know how, processes, logos and technology, designs utilized in or incident to the conduct of its business as presently conducted or as being developed ("Trade Secrets"). Except as set forth on Schedule 5.17, SecurFone does not have any notice that any other person or entity disputes SecurFone's ownership or right to use any Patents and Trademarks and/or Trade Secrets, or notice of any claim of any other person or entity relating to any of the Patents and Trademarks or any of the Trade Secrets of SecurFone, and SecurFone knows of no basis for any such dispute or claim. SecurFone has no knowledge that any person or entity has infringed upon the rights of SecurFone with respect to any Patents and Trademarks or Trade Secrets, and SecurFone has not infringed upon any patent, copyright, trademark, trade secret or other intellectual property right of any other person or entity. The books of account and other corporate records of SecurFone are complete and correct in all material respects and have been maintained in accordance with good business practice. Schedule 5.17 lists all bank accounts maintained by SecurFone and the names and capacities of all persons authorized to draw thereon or who have access thereto.
          5.18 TITLE TO ASSETS . SecurFone owns outright and has good and marketable title to all of the assets used in its business, including, without limitation, all of the assets reflected on the Balance, in each case free and clear of any lien or other encumbrance, except for (i) liens or encumbrances specifically described in Schedule 5.18 hereto; (ii) assets disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable; or (iv) minor liens or other encumbrances of a character that do not substantially impair the assets to which they apply.
          5.19 LIABILITIES . As at the Balance Sheet Date, SecurFone does not have any indebtedness, liability, claim or loss, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto ("Liabilities") that were not fully and adequately reflected or reserved against on the Balance Sheet or described on any Schedule hereto or in the notes to the Financial. SecurFone has not, except in the ordinary course of business, incurred any Liabilities since the Balance Sheet Date.
          5.20 EMPLOYEE OBLIGATIONS . SecurFone has no policies with respect to vacation pay, holiday and/or sick pay, severance pay, pension and profit-sharing contributions, health, medical or any other type of employee benefit plan to which SecurFone presently contributes or is required to contribute, nor is SecurFone indebted to any employee other than for wages and benefits earned during the current payroll period which are not yet due and payable. There are no controversies pending between SecurFone and any of its employees, which controversies have affected or may affect materially and adversely the condition of SecurFone (as defined in Article 13). SecurFone has complied with (i) all applicable federal, state and local statutes relating to the employment of labor, including, without limitation, the Occupational Safety and Health Act ("OSHA"), the Fair Labor Standards Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, all as amended, and similar state and local statutes; and (ii) all applicable federal, state and local statutes relating to wages, fringe benefits and the payment of withholding and Social Security taxes, and SecurFone is not liable for any arrearage in the payment of wages or any taxes or penalties for failure to comply with any of the foregoing.
          5.21 EMPLOYEE BENEFIT PLANS . Schedule 5.21 contains a true and complete list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs or arrangements maintained by SecurFone or under which SecurFone has any obligations (other than obligations to make current wage or salary payments or to pay sales commissions to employees or agents whose employment or engagement may be terminated by SecurFone without penalty or breach by giving a termination notice of 30 days or less) in respect of, or which otherwise cover, any of the current or former officers or employees of SecurFone, or their beneficiaries (hereinafter individually referred to as a "Plan" and collectively referred to as the "Plans"). SecurFone has delivered or made available to Matech true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the Plans.

          Except as specifically set forth in Schedule 5.21, (a) SecurFone has made all payments due and payable by SecurFone to date under or with respect to each Plan, and all amounts properly accrued to date as liabilities of SecurFone under or with respect to each Plan which have not been paid have been recorded on the books of SecurFone; (b)SecurFone has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any Plan; and (c)SecurFone is in compliance in all material respects with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to the Plans, including, without limitation, ERISA and the Code
          5.22 OFFICERS, DIRECTORS AND KEY EMPLOYEES . Schedule 5.22 sets forth the name and total compensation of each person who is now or has been during the last three fiscal years of SecurFone an officer or director of SecurFone or who is now or has been during the last three fiscal years of SecurFone an employee, consultant, agent or other representative of SecurFone whose annual rate of compensation (including bonuses, profit sharing and commissions) exceeds or exceeded $20,000. Since the Balance Sheet Date, SecurFone has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons currently holding such a position has threatened to cancel or otherwise terminate such person's relationship with SecurFone and none of such persons has utilized or has threatened to utilize any Trade Secrets of SecurFone in competition with SecurFone.
          5.23 OPERATIONS OF SECURFONE . Except as set forth on Schedule 5.23, since the Balance Sheet Date SecurFone has not:
                   (i) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;
                   (ii)   incurred any indebtedness for borrowed  money;
                   (iii) reduced its cash or short term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;
                   (iv)    waived any material right under any Contract;
                   (v) made any material change in its accounting methods or practices or made any material change in depreciation or amortization policies or rates adopted by it;

                    (vi) materially changed any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns or budget;
                    (vii) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, or any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same;
                    (viii) made any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives;
                    (ix) except in the ordinary course of business, incurred or assumed any obligation or liability (whether absolute or contingent and whether or not currently due and payable);
                    (x) disposed of any property, equipment or assets except for inventory disposed of in the ordinary course of business or made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;
                    (xi) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;
                    (xii) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the condition of SecurFone;
                    (xiii) except in the ordinary course of business, entered into or amended any Contract;
                    (xiv) merged or consolidated with any other person, firm, corporation or entity;
                    (xv) failed to maintain in full force and effect policies of insurance of the same type, character and coverage as the policies currently carried; or
                    (xvi) amended, changed or modified its Certificate of Incorporation or By-laws.
          5.24 POTENTIAL CONFLICTS of Interest . Neither any officer, director or affiliate of SecurFone, nor any entity controlled by any such officer, director or affiliate, nor any relative or spouse (or relative of such spouse) of any such officer, director or affiliate:
                   (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, distributor or supplier of SecurFone;
                    (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property material to the condition of SecurFone that SecurFone uses in the conduct of business; or
                   (iii) has any cause of action or other claim whatsoever against, or owes any amount to, SecurFone, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.
          5.25 FULL DISCLOSURE . All documents and other papers delivered by or on behalf of MHI or SecurFone in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic in all material respects. This Agreement, including the Schedules and Exhibits hereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. No representation or warranty of MHI or SecurFone contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact that MHI or SecurFone has not disclosed to Matech in writing that materially adversely affects the condition of MHI or SecurFone or the ability of MHI or SecurFone to perform this Agreement.
    6. COVENANTS AND AGREEMENTS. The parties covenant and agree as follows:
          6.1 SPIN-OFF OF BUSINESS OF MATECH and Reverse Stock Split. Between the date of this Agreement and the Closing Date, Matech agrees to (i) create a new wholly-owned subsidiary ("Newco") to which it will transfer all of its assets, subject to the assumption by Newco of all of its liabilities, whether fixed or contingent, known or unknown; and (ii) after such transfer not engage in any business, not acquire any assets, not undertake any obligations or assume or create any liabilities. In order to effect the spin-off of Newco to the current stockholders of Matech, Matech agrees to prepare and file, on or before March 10, 1997, with the Securities and Exchange Commission ("SEC") a registration statement for the purpose of registering the shares of Newco under the Securities Act of 1933, as amended (the "Registration Statement"). Immediately following the effectiveness of the Registration Statement, Matech will effect a 1-for-10 reverse stock split of its outstanding Class A Common Stock, pursuant to which each stockholder holding fewer than 10 shares shall be entitled to have any fractional share to which such stockholder would otherwise be entitled rounded up to one full share. In addition, Matech agrees to prepare an information statement to be distributed to the stockholders of Matech in connection with the approval by its stockholders of the transfer of all of its assets to Newco and the reverse stock split. In addition, Matech shall not issue any shares of its Class A Common Stock or any securities convertible into Class A Common Stock, other than as disclosed in Schedule 6.4.
          6.2 RMB'S ACCRUED SALARY AND CLASS B STOCK AND CONVERTIBLE NOTES Between the date of this Agreement and the Closing Date, RMB agrees to (i) assign all accrued salary and other compensation owed to him by Matech to Newco and to waive any claims for compensation from Matech, (ii) exchange all of the 60,000 shares of Class B Common Stock of Matech held by him for 934,454 (pre-reverse stock split) shares of Class A Common Stock of Matech, (iii) convert the promissory note of Matech in the principal amount of $108,000 held by him into 520,000 (pre-reverse stock split) shares of Class A Common Stock of Matech, and (iv) arrange for Sherman Baker to convert the promissory note of Matech in the principal amount of $58,000 into 280,000 (pre-reverse stock split) shares of Class A Common Stock.
          6.3 PREFERRED STOCK OF MATECH . Between the date of this Agreement and the Closing Date, all of issued and outstanding shares of Matech's Class A and Class B Preferred Stock shall be redeemed by Matech or surrendered to Matech and canceled or converted into shares of Class A Common Stock of Matech.
          6.4 NO SALE OF STOCK BY RMB . Commencing with the date of this Agreement and for a period of one year thereafter, RMB agrees not to sell, pledge or otherwise transfer any shares of Matech owned or controlled by him at the time of Closing. RMB agrees to use his best efforts to obtain the same agreement from certain other holders of Matech stock, whose names and the number of shares held by them are set forth in Schedule 6.4 hereto, covering a minimum of 90% of the total number of shares listed in such Schedule 6.4. On or before the date of this Agreement, RMB shall obtain the written agreement of David Weisberg, M.D. not to sell his 65,000 shares of Class A Common Stock until the earlier of the Closing or May 30, 1997.
          6.5 CONDUCT OF BUSINESS OF SECURFONE . From the date thereof through the Closing Date, SecurFone shall conduct its business in the ordinary course and shall not undertake any of the actions specified in Section 5.23, except as disclosed on Schedule 5.23.
          6.6 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES . From the date hereof through the Closing Date, RMB shall cause Matech to conduct its business in such a manner so that, except as set forth in Sections 6.1, 6.2 and 6.3, the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and SecurFone shall conduct its affairs in such a manner so that the representations and warranties contained in Section 5 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and Matech and SecurFone shall give each other prompt notice of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation, warranty or covenant of either if them contained in this Agreement, or (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof.
          6.7 CORPORATE EXAMINATIONS AND INVESTIGATIONS . Prior to the Closing Date, Matech and SecurFone shall be entitled, through their respective employees and representatives, including, without limitation, its lawyers and accountants, to make such investigation of the assets, properties, business and operations of each other, and such examination of the books, records and financial condition of each other as they wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Matech and SecurFone shall cooperate fully therein. No investigation by either Matech or SecurFone shall diminish or obviate any of the representations, warranties, covenants or agreements of either of them under this Agreement. If this Agreement terminates, Matech and SecurFone and their respective affiliates shall keep confidential and shall not use in any manner any information or documents obtained from each other concerning its assets, business and operations, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the party obtaining such information independently of any investigation of other party. If this Agreement terminates, any documents obtained from either Matech or SecurFone shall be returned to the party which furnished them.
          6.8 EXPENSES . Except as specifically provided in Section 1.4 of this Agreement, Matech and SecurFone shall each bear its respective expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants. Escrow fees, if any, will be shared equally by Matech and SecurFone.
          6.9 INDEMNIFICATION OF BROKERAGE . Each party represents and warrants to each other party to this Agreement that, except for persons or entities identified on Schedule 6.9, there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based upon any agreement, arrangement or understanding with such party, or upon any action taken by such party. Each party agrees to indemnify and save each other party to this Agreement harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary, including persons or entities identified on Schedule 6.9 claiming to have been employed by or on behalf of the indemnifying party, and to bear the cost of legal expenses incurred in defending against any such claim.
          6.10 FURTHER ASSURANCE . Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing.
          6.11 DELIVERY OF SCHEDULES. Within 10 days following the date of this Agreement, RMB and Matech shall deliver to MHI and SecurFone, and MHI and SecurFone shall deliver to RMB and Matech, all of the Schedules to this Agreement required by Sections 3 and 5, respectively, together with copies of all the documents referred to in such Schedules.
          7. CONDITIONS PRECEDENT TO THE OBLIGATION OF MHI AND SECURFONE TO CLOSE. The obligation of MHI and SecurFone to proceed with the Closing is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:
          7.1 REPRESENTATIONS AND COVENANTS . The representations and warranties of Matech and RMB contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Matech and RMB shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with them on or prior to the Closing Date.
          7.2 GOVERNMENTAL PERMITS, APPROVALS AND THIRD PARTY CONSENTS . All permits and approvals from any governmental or regulatory body, if any, required for the lawful consummation of the contemplated transactions shall have been obtained. All consents, permits and approvals from parties to material contracts or other agreements with Matech that may be required in connection with the performance by Matech of its obligations under this Agreement or the consummation of the contemplated transactions shall have been obtained.
          7.3 LEGAL PROCEEDINGS . There shall be no law, and no order shall have been entered and not vacated by a court or administrative agency of competent jurisdiction in any litigation, which (a) enjoins, restrains, makes illegal or prohibits consummation of the transaction contemplated hereby; (b) imposes any lien or other encumbrance on the Shares or imposes any restriction on their transfer; or (c) interferes with, in any material way, or materially or adversely affects the condition of Matech; and there shall be no litigation pending before a court or administrative agency of competent jurisdiction, or threatened, seeking to do, or which, if successful, would have the effect of, any of the foregoing.
          7.4 CERTIFIED COPY OF RESOLUTIONS . Matech shall have each delivered to MHI a certified copy of the resolutions duly adopted by its Board of Directors and shareholders authorizing the execution and delivery of this Agreement and any other documents described or referred to herein, and the consummation of the transactions contemplated hereby.
          7.5 OFFICER'S CERTIFICATE . MHI shall have received a certificate executed by an executive officer of Matech, dated the Closing Date, reasonably satisfactory in form and substance MHI, certifying that the conditions specified in Sections 7.1, 7.2, 7.3 and 7.4 hereof have been satisfied.
          7.6 APPROVAL OF COUNSEL TO THE BUYER . All actions and proceedings hereunder and all documents and other papers required to be delivered by the Seller hereunder or in connection with the consummation of the contemplated transactions, and all other related matters, including compliance with federal and state securities laws, shall have been approved by Kohrman Jackson & Krantz P.L.L., counsel to MHI and SecurFone, as to their form and substance.
          7.7 RELEASES . Each officer and director of Matech shall have executed and delivered to Matech and MHI duplicate counterparts of a Release, dated the Closing Date, in the form of Exhibit C.
          7.8 RESIGNATIONS . Simultaneously with Closing, Matech shall deliver to MHI the written resignation of each officer and director of Matech as the Buyer shall request, in the form of Exhibit D.
          7.9 LOCK-UP AND REGISTRATION RIGHTS AGREEMENT . RMB and the other holders of Matech stock listed on Schedule 6.4 shall have entered into agreements restricting the sale or other transfer of their shares for a period of one year following the Closing Date and granting them certain registration rights for a period of 18 months following the Closing with respect to shares in an amount equal to 25% of any shares registered by Matech (other than on Form S-8) during such 18 months, such agreements to be in form and substance reasonably satisfactory to MHI. MHI shall also enter into the agreement granting registration rights and MHI (and other shareholders of SecurFone) shall be entitled to to register shares held by them in an aggregate amount equal to 75% of any shares registered by Matech (other than on Form S-8).
          7.10 DELIVERY OF DOCUMENTS . Simultaneously with Closing, all corporate records and record books of Matech shall be delivered to MHI along with such other documents as MHI may reasonably request.

     8.   CONDITIONS PRECEDENT TO THE OBLIGATION OF MATECH AND RMB TO
CLOSE. The obligation of Matech and RMB to proceed with the Closing is subject, at the option of Matech and RMB acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived:
          8.1 REPRESENTATIONS AND COVENANTS . The representations and warranties of SecurFone contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. SecurFone shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
          8.2 GOVERNMENTAL PERMITS AND APPROVALS . All permits and approvals from any governmental or regulatory body, if any, required for the lawful consummation of the contemplated transactions shall have been obtained.
          8.3 CERTIFIED COPY OF RESOLUTIONS . SecurFone shall have delivered to Matech a certified copy of the resolutions duly adopted by its Board of Directors authorizing the execution and delivery of this Agreement and any other documents described or referred to herein, and the consummation of the transactions contemplated hereby.
          8.4 OFFICER'S CERTIFICATES . Matech shall have received a certificate executed by an executive officer of SecurFone, dated the Closing Date, reasonably satisfactory in form and substance to Matech, certifying that the conditions specified in Sections 8.1, 8.2 and 8.3 hereof have been satisfied.
          8.5 APPROVAL OF COUNSEL TO MATECH AND RMB . All actions and proceedings hereunder and all documents or other papers required to be delivered by SecurFone hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, including compliance with federal and state securities laws, shall have been approved by
C. Timothy Smoot, counsel to Matech and RMB, as to their form and substance.
          8.6 COMPLETION OF SPIN-OFF AND REVERSE STOCK SPLIT. The Registration Statement shall have been filed with the Securities and Exchange Commission and shall have become effective under the Securities Act of 1933, as amended, the spin-off shall have been accomplished with Matech retaining
560,000 of Newco and the outstanding shares of Class A Common Stock shall have been split on a 1-for-10 basis, with no fractional shares being issued and each stockholder who would otherwise be entitled to receive a fractional share entitled to one full share.

          8.7 PLEDGE OF NEWCO SHARES. SecurFone shall have entered into a pledge agreement, in form reasonably satisfactory to Matech, pledging 560,000 shares of Newco to secure the payment of the Note.
          8.8 CONSULTING AGREEMENT . Matech and RMB shall have executed and delivered the Consulting Agreement substantially in the form attached hereto as Exhibit E.
     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of either Matech or SecurFone fully to investigate the affairs of each other and notwithstanding any knowledge of facts determined or determinable by any party to this Agreement pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder, and, except as otherwise specifically provided in this Agreement, shall thereafter terminate and expire (A) on February 12, 1999, with respect to any General Claim (as herein defined) based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which the party asserting such claim shall have given notice on or prior to February 12, 1999 to the party against which such General Claim is asserted, and (B) with respect to any Tax Claim (as herein defined), on the later of (1) the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation, and (2) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations. As used in this Agreement, the following terms have the following meanings:
          (i) "General Claim" means any claim (other than a Tax Claim) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement contained in this Agreement;
          (ii) "Tax Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement contained in this Agreement related to Taxes.

     10.  GENERAL INDEMNIFICATION.
          10.1 OBLIGATION OF RMB TO INDEMNIFY . RMB agrees to indemnify, defend and hold SecurFone (and its directors, officers, employees, affiliates, successors and assigns) harmless from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and accounting fees and disbursements), which are referred to collectively hereinafter as "Losses", based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Matech or RMB contained in this Agreement or in any document or other papers delivered by Matech or RMB pursuant to this Agreement, and (ii) all claims, demands or actions by any person holding shares of capital stock of Matech arising out of events occurring prior to the Closing Date.
          10.2 OBLIGATION OF SECURFONE TO INDEMNIFY . SecurFone agrees to indemnify, defend and hold Matech and RMB (and their respective directors, officers, employees, affiliates, successors and assigns) harmless from and against all Losses based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of SecurFone contained in this Agreement or in any document or other papers delivered by SecurFone pursuant to this Agreement and (ii) all claims, demands or actions by any person holding shares of capital stock of Matech arising out of events occurring after the Closing Date.
          10.3     NOTICE AND OPPORTUNITY TO DEFEND .
                   10.3.1 NOTICE OF ASSERTED LIABILITY . Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which gives rise, or with the lapse of time would or might give rise, to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 10.1 or 10.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. No failure or delay to provide notice shall reduce or otherwise affect the obligation to indemnify.
                   10.3.2 OPPORTUNITY TO DEFEND . The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     11.  TERMINATION OF AGREEMENT.
          11.1  TERMINATION . This Agreement may be terminated prior to the Closing as follows:
                 (i) at the election of MHI, if Matech or RMB have
     breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by
     the Closing Date, or if any of the   conditions precedent set forth in
     Article 7 has not been satisfied by the Closing Date;

                 (ii) at the election of Matech, if SecurFone has
     breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured
     by the Closing Date, or if any of the   conditions precedent set forth
     in Article 8 has not been satisfied by the Closing Date;

                 (iii) at the election of SecurFone, if the Registration Statement has not been filed with the SEC by March 10, 1997, or has not become effective by May 27, 1997;

                 (iv) at the election of either Matech or SecurFone, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other transaction contemplated under this
     Agreement and   either the Matech or SecurFone, as the case may be,
     reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; or

                 (v) at any time on or prior to the Closing Date, by mutual written consent of Matech and SecurFone.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.


          11.2 SURVIVAL . If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Section 6.3 relating to the obligations of Matech and SecurFone to keep confidential and not to use certain information and data obtained by them from each other and to return documents to each other and except for the provisions of Section 6.6. No party hereto shall have any liability to any other party in respect of a termination of this Agreement except pursuant to Sections 6.5, 6.6 or 6.7.

    12. RESOLUTION OF DISPUTES. The parties to this Agreement agree to submit any disputes arising under or in relation to this Agreement to mediation to be conducted by a mediator approved by SecurFone and RMB. If mediation fails to resolve all disputes, the parties agree to submit the disputes to binding arbitration. If no party is claiming more than $40,000, excluding cost and expenses, the dispute shall be submitted to a single arbitrator approved by SecurFone and RMB. If any party is claiming more than $40,000, the dispute shall be submitted to a panel of three neutral arbitrators, one arbitrator appointed by each of SecurFone and RMB and the third to be agreed upon by the two appointed arbitrators. No party shall appoint an arbitrator with any conflict of interest. SecurFone and RMB shall each bear one-half of the cost of mediation and pay its own attorneys' fees related to mediation. If arbitration becomes necessary, the prevailing party shall be entitled to recover all costs, expenses, and attorneys' fees related to the prior mediation and the arbitration, which recovery shall be made a part of the arbitration award. The parties agrees to provide each other with any and all documents and information relevant to any disputes within 20 days of receipt of a written request. SecurFone and RMB further agree that an arbitrator or panel of arbitrators may impose monetary sanctions for failure to timely provide relevant documents or information.
          12.1 REQUIRED NOTICE AND LIMITATIONS PERIOD . SecurFone and RMB agree that within one year of the discovery of any claim related to this Agreement or, in any event, within two years of the accrual of any claim, the claiming party shall give written notice to the other parties of the nature of the claim and the specific facts upon which the claim is based, and demand mediation of the claim. The parties understand that this provision has two separate limits. The first limit means that the claiming party has one year from the date that party discovers the facts to support a claim to give notice and make a demand. If notice and a demand are not made within that time, a claim cannot be brought. The second limit is two years regardless of when the facts are discovered. If no notice and demand are made within two years, the claim cannot be brought even if it is not discovered until after the two years has expired. The parties further agree that if mediation fails to resolve the claim within six months of the receipt of notice and the claiming party fails to demand arbitration within the second six months, the claim of the claiming party shall be forever barred. The intent is that all claims be resolved or submitted to binding arbitration within one year of written notice of a claim.
          12.2 PROCEDURES . Within two months of the receipt of notice and demand, the parties to the claim shall choose a person acceptable to all such parties to mediate the claim. Absent agreement within two months, the claiming party shall ask the American Arbitration Association ("AAA") to appoint a person who is experienced in the process of deciding contract disputes and the parties shall, in good faith, attempt to mediate the claim.

          (i)        If after six months from the date of receipt   of demand
and notice, no agreement is reached, any party to   the dispute may demand in
writing that the dispute be  submitted to binding arbitration. Once such a
demand is   made, the claim shall be submitted to AAA for binding  arbitration.
          (ii)       The parties to the claim shall, in good faith, attempt to
agree on a single arbitrator if no more   than $40,000 excluding costs and
expenses is claimed by either party. If within two months of a demand for arbitration, the parties have not agreed, the arbitrator shall be selected by alternate striking from a list of nine arbitrators drawn by the AAA from a panel of arbitrators with expertise in the process of deciding contract disputes.
           (iii) Arbitration shall be conducted under the appropriate AAA rules in the form they exist on the date the claim is submitted to AAA. Delaware substantive and procedural law shall apply to any such arbitration and shall control if in conflict with AAA's rules. The arbitration shall take place in San Diego, California.
          (iv) The arbitrator shall have the discretion to order any and all reasonable discovery permitted under the laws of Delaware upon the written request of any party. The request for discovery shall include the discovery requested and the reasons therefore. The responding party shall be given a reasonable opportunity to submit any objections in writing prior to an order of discovery. No hearing, however, shall be required but may be held if the arbitrator believes that it may assist in a decision. The parties agree that the arbitrator should honor all reasonable discovery requests. In addition, the arbitrator may order the parties to exchange any relevant information prior to the hearing, including, but not limited to, documents, exhibit lists, witness lists, expert witnesses with a summary of their opinions and credentials, pre-hearing briefs and summaries of testimony of proposed witnesses.
          (v) In deciding the claim and the appropriate award or other relief, the arbitrator shall determine the rights and obligations of the parties to the claim under the substantive and procedural laws of Delaware as though the arbitrator was a court of competent jurisdiction in Delaware and may afford any relief that could be afforded by Delaware courts including, but not limited to, specific performance, punitive damages, injunctive relief, and/or sanctions for abusing or frustrating the arbitration process. In addition, the arbitrator shall award costs of this action to the prevailing party or parties including but not limited to the arbitrator's fees. Any party, at its expense, may arrange for and pay the cost of a court reporter or video recorder to provide a record of proceedings.

          12.3 THE ARBITRATOR'S DECISION . The decision of the arbitrator must be based on a written statement of decision explaining the factual and legal bases for each material issue relevant to the claim and raised in the briefs or at the hearing. Only if the arbitrator's decision correctly applies the substantive and procedural laws of Delaware shall the facts found be conclusive and binding on the parties who appear in the arbitration proceeding. If the arbitrator's decision correctly applies the substantive and procedural laws of Delaware, it may be confirmed and entered as a judgment by an appropriate court of Delaware and may be challenged only for
(1) errors of law or (2) errors of fact appearing in the written decision.
     13.  MISCELLANEOUS.
          13.1 CERTAIN DEFINITIONS . As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                (i) "AFFILIATE" with respect to any person, means any
     other person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of such person.
                (ii) "CONDITION OF THE MATECH OR SECURFONE"   means the
     assets, liabilities, properties, business, results of operations, prospects and financial condition of Matech or SecurFone, as the case may be.
                (iii) "DOCUMENT OR OTHER PAPERS" means any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.
                (iv) "GOVERNMENTAL OR REGULATORY BODY" means any
     government or political subdivision thereof, whether federal, state,
     local or foreign, or any agency or   instrumentality of any such
     government or political subdivision.
                (v) "KNOWLEDGE" of a party means within the knowledge, information or belief of the party, which knowledge, information or belief has been obtained by the party after investigation, and, in the case of a party which is a corporation, after an appropriate officer of the party has reviewed all relevant facts and corporate records and files, including those in the possession and under control of the party and its employees, attorneys, accountants and other agents, and after making inquiry of those employees of the party who might have relevant information.
                (vi) "LIEN OR OTHER ENCUMBRANCE" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                (vii) "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.
                (viii) "PROPERTY" means real, personal or mixed property, tangible or intangible.
          13.2 PUBLICITY . No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Seller and the Buyer.
          13.3 NOTICES . Any notice or other communication required or permitted hereunder shall be in writing and shall be either (i) delivered personally, (ii) sent by telegraph or telex, (iii) sent by facsimile transmission, (iv) delivered by nationally recognized overnight courier service against a receipt therefor, or (v) sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given (A) when so delivered personally, telegraphed, telexed or sent by facsimile transmission if applicable; (B) when delivered by courier if applicable; or (C) if mailed, five days after the date of deposit in the United States mail if applicable, as follows:

     (i)       if to MHI or SecurFone:


                           SecurFone America, Inc.
                           14 East Main Street
                           Somerville, NJ 08876
                           Fax No: 908-575-1233

     with a copy to:

                           Steven L. Wasserman
                           Kohrman Jackson & Krantz P.L.L.
                           One Cleveland Center - 20th Floor
                           Cleveland, OH 44114
                           Fax No: 216-621-6536

     (ii) if to Matech or RMB:

                           Robert M. Bernstein
                           11835 West Olympic Boulevard
                           East Tower 705
                           Los Angeles, CA 90064
                           Fax No: 310-473-3177

      with a copy to:

                           C. Timothy Smoot

                           23505 Crenshaw Boulevard
                           Suite 174
                           Torrance, CA 90505
                           Fax No: 310-530-2211

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.
          13.4 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES . This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          13.5 GOVERNING LAW . This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.
          13.6 BINDING EFFECT; ASSIGNMENT . This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Buyer may, in its sole discretion, assign any and all of its right, title and interest under this Agreement to such assignee or nominee as it shall, in its sole discretion, elect.
          13.7 VARIATIONS IN PRONOUNS . All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
          13.8 COUNTERPARTS . This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
          13.9 EXHIBITS AND SCHEDULES . The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.
          13.10 HEADINGS . The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.
          13.11     ENTIRE AGREEMENT . This Agreement (including the
Schedules and Exhibits) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Shares and supersedes all prior agreements, written or oral, with respect thereto.
     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day and year first above written.

                 MONTPILIER HOLDINGS, INC.


                 By:  /s/ Nicholas R. Wilson
                      -------------------------------
                      President


                 SECURFONE AMERICA, INC.


                 By: /s/ Nicholas R. Wilson
                     -------------------------
                     President


                 MATERIAL TECHNOLOGY, INC.



                 By: /s/ Robert M. Bernstein
                     -----------------------------
                     Robert M. Bernstein, President     Dated: February 18, 1997


                      /s/  Robert M. Bernstein
                      -----------------------------------
                      Robert M. Bernstein               Dated: February 18, 1997

                                    EXHIBIT A

                                ESCROW AGREEMENT

This Escrow Agreement, dated as of February 21, 1997, among MONTPILIER HOLDINGS, INC., a Nevada corporation ("MHI"), SECURFONE AMERICA, INC., a Delaware corporation ("SecurFone"), ROBERT M. BERNSTEIN, a resident of Los Angeles, California ("RMB"), MATERIAL TECHNOLOGY INC., a Delaware corporation ("Matech") and KOHRMAN JACKSON & KRANTZ P.L.L., an Ohio registered partnership having limited liability, as escrow agent ("Escrow Agent").

This is the Escrow Agreement referred to in the Stock Purchase Agreement, dated as of February 17, 1997 (the "Stock Agreement") among MHI, SecurFone, RMB, and Matech. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Stock Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.      ESTABLISHMENT OF ESCROW

(a) Contemporaneously with the execution of the Stock Agreement, SecurFone is depositing with Escrow Agent $75,000 (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 3, the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

(b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.      INVESTMENT OF ESCROW FUND

The Escrow Agent shall hold the Escrow Fund in a separate bank account bearing interest at the rate normally paid by the bank on commercial accounts. Any interest shall be paid to the party receiving the Escrow Fund pursuant to this Agreement.

3.      PURPOSE OF ESCROW

MHI and Matech acknowledge and agree that the purpose of the escrow established by this Agreement is to hold the funds in escrow between the execution of the Stock Agreement and the closing scheduled thereunder. In the event that the closing does not occur because of the failure of the conditions set forth in
Section 7 of the Stock Agreement to be satisfied, the Escrow Fund and any interest earned thereon shall be returned by the Escrow Agent to SecurFone. In the event that the transactions contemplated by the Stock Agreement are consummated, the Escrow Fund shall be paid (a) $70,000 to Matech's subsidiary and (b) $5,000 to RMB. In the event that the closing does not occur because of MHI's or SecurFone's breach of the Stock Agreement, the Escrow Fund shall be paid to Matech. The procedures for disbursement of the Escrow Fund are set forth in Section 4 of this Agreement.

4.     PAYMENT OF ESCROW FUND; DISPUTES

(a) In the event that the transactions contemplated by the Stock Agreement are not consummated on the Closing Date set forth in the Stock Agreement, SecurFone shall promptly give give notice (the "Notice") to Matech and Escrow Agent specifying in reasonable detail the reasons that the transactions did not close on schedule and the party to whom the Escrow Fund should be paid.

Escrow Agent shall not independently inquire into or consider the accuracy or adequacy of such reasons but shall be entitled to rely upon and shall perform its duties hereunder in strict accordance with the provisions of this Escrow Agreement.

(b) If Matech gives notice (a "Counter Notice") to SecurFone and Escrow Agent disputing the reasons set forth in the Notice, the Counter Notice shall specify in reasonable detail the reason for the dispute (the "Dispute") within ten (10) days following receipt by Escrow Agent of the Notice (the "Counter Notice Period"), Escrow Agent shall not make any payment to SecurFone with respect to any such Dispute except upon Escrow Agent's receipt of, and then only in accordance with the terms of, (i) a joint written instruction of SecurFone and Matech instructing Escrow Agent to disburse or retain all or a portion of the Escrow Fund in resolution of such Dispute or (ii) a Certified Arbitration Order (as hereinafter defined). For purposes of this Escrow Agreement, a "Certified Arbitration Order" shall be an order of the arbitrator or arbitrators rendered in accordance with the provisions of the Stock Agreement with respect to arbitration. Escrow Agent shall upon receipt and without further investigation, act upon and comply with the terms of any such joint written instruction or Certified Arbitration Order.

(c) If the Escrow Agent does not receive a Counter Notice before expiration of the Counter Notice Period, it shall pay the Escrow Fund pursuant to the terms of the Notice.

5.     DUTIES OF ESCROW AGENT

(a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

(b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 6(e) and Section 6(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.


(i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (a) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (b) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j) Escrow Agent shall not charge a fee for the services to be rendered by Escrow Agent hereunder, but the parties agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by MHI, and 50% by Matech. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.     LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.     OWNERSHIP FOR TAX PURPOSES

Matech agrees that, for purposes of federal and other taxes based on income, it will be treated as the owner of the Escrow Fund, and that Matech will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.     NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth in the Stock Agreement.

9.     JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be decided by arbitration in accordance with the applicable provisions of the Stock Agreement.

10.    COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.    SECTION HEADINGS

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.    WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.     EXCLUSIVE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by MHI, SecurFone, RMB, Matech and the Escrow Agent.

14.    GOVERNING LAW

This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

MONTPILIER HOLDINGS, INC.                          SECURFONE AMERICA, INC.


By: /s/ Nicholas R. Wilson                         By: /s/ Nicholas R. Wilson
    -------------------------------                    -----------------------
    Nicholas R. Wilson                                 Nicholas R. Wilson


  /s/ Robert M. Bernstein                          MATERIAL TECHNOLOGY, INC.
-----------------------------------
Robert M. Bernstein
Dated:  February 18, 1997
                                                  By: /s/ Robert M. Bernstein
                                                     ---------------------------
                                                     Robert M. Bernstein
                                                     Dated:  February 18, 1997

Escrow Agent:

KOHRMAN JACKSON & KRANTZ P.L.L.



By: H. Clark Harvey, Jr.
   ----------------------------
    H. Clark Harvery, Jr.

                                    EXHIBIT B

                          NON-RECOURSE PROMISSORY NOTE

$50,000 __________, _________                                  _________, 1997

       For value received the undersigned, SECURFONE AMERICA, INC., (hereinafter "Payor"), promises to pay to the order of [NEWCO] (hereinafter "Payee") the sum of Fifty Thousand Dollars ($50,000) with no interest, payable in two installments of principal each in the amount of $25,000, the first installment due on ____________ , 1997, and the second installment due on ____________ , 1997. Installments of principal shall be payable at 11835 West Olympic Boulevard, East Tower 705, Los Angeles California 90064, or any place hereafter designated by Payee. Payor may prepay this note, in full or in part, at any time without penalty. If all or any part of any installment due hereunder is not received by the Payee by the close of business on the fifth (5th) day after the date on which such payment is due, then the outstanding principal balance hereof shall at once become due and payable at the option of Payee without notice or demand.

       Payor hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever; and hereby consents to an unlimited number of extensions or modifications of the time of any payment hereunder before or after maturity at Payee's sole discretion without notice to Payor, and that the obligations evidenced hereby shall not be discharged by reason of any such extensions and/or modifications. The failure of Payee to exercise any of its rights hereunder shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

       This Note is secured by a Pledge Agreement (referred to herein as the "Pledge Agreement") validly executed and delivered by the Maker to the payee hereof pledging certain shares of common stock of [Newco], to which agreement reference is made for a description of the security and the rights of the holder hereof and the obligations of the Maker in respect thereto, but neither this reference to the Pledge Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of this Note when due.

       By its acceptance of this Note, [Newco], the Payee, for itself and its successors and assigns as owner and holder hereof, covenants and agrees that from and after the date hereof, neither the Maker nor its successors and assigns shall have any personal liability for payment of the indebtedness evidenced hereby, and that the holder hereof shall look exclusively to the shares described in, and encumbered by, the Pledge Agreement, and to such other and further security as may from time to time be given; and that no judgment, order or execution of this Note, the Pledge Agreement, or any other instrument securing the indebtedness evidenced hereby shall be rendered or enforced against either the Maker or its successors or assigns personally in any such action, suit or proceeding, whether legal or equitable, brought on this Note, the Pledge

Agreement, or such other agreements; provided, however, that nothing herein contained shall limit, or be construed to limit or impair, the enforcement of the rights and remedies of the holder hereof, and its successors and assigns as owner and holder hereof, under this and any other instruments now or hereafter securing the same, against the shares encumbered by the Pledge Agreement, and against such other and further security as may from time to time be given as security for the payment of the indebtedness evidenced by this Note.

       The provisions hereof shall inure to the benefit of, and shall be binding upon, Payor, Payee and their respective, successors and permitted assigns.


       IN WITNESS WHEREOF, Payor has executed and delivered this note on the date first set forth above.


                                           PAYOR:

                                           SECURFONE AMERICA, INC.

                                           By:

                                    EXHIBIT C

                                     RELEASE

       The undersigned, having been a duly elected officer and/or director of MATERIAL TECHNOLOGY, INC. (the "Company"), for good and valuable consideration, the receipt of which is hereby acknowledged, does for myself and my heirs, executors, administrators, assigns and all parties in interest with me, release and forever discharge the Company, and its officers, directors, employees, agents, successors and all parties in interest with it, from any and all manner of claims, demands, damages, causes of action or suits that I might now have, or that might subsequently accrue to me by reason of any matter or thing whatsoever, from the beginning of time to the date hereof, arising out of or related to my service as an officer and/or director of the Company or any subsidiary of the Company or any other matter, including, but not limited to, any claims for wages, salaries, commissions or other compensation, fees, reimbursed expenses, etc., but excluding any amounts to which I may be entitled by reason of my participation in any pension or profit sharing plan of the Company, if applicable, and further excluding any claim I might have for indemnification as an officer or director of the Company or any subsidiary of the Company with respect to claims against me for actions taken in such capacity on behalf of the Company.

     Dated this_____ day of______, 1997.

                                    EXHIBIT D

                              LETTER OF RESIGNATION




Board of Directors
Material Technology, Inc.


Gentlemen:

       The undersigned hereby resigns from any and all positions which I now hold as an officer and/or director of Material Technology, Inc. and any related entity, effective immediately.

       Dated this____ day of_____, 1997.

                                    EXHIBIT E

                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT
      As of the last date written below, Material Technology, Inc., ("Matech") and Robert M. Bernstein ("Consultant") agree that Consultant shall act as a consultant to Matech on the following terms and conditions:
      WHEREAS, the willingness of Matech to enter into the Stock Purchase Agreement among Montpilier Holdings, Inc., SecurFone America, Inc., Matech, and Robert M. Bernstein was conditioned on the willingness of Consultant to act as consultant on the terms in this Agreement; and
      WHEREAS, Consultant is willing to act as a consultant as described below and on the terms and conditions of this Agreement.
      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:
      1. AGREEMENT TO ACT AS CONSULTANT . Effective on the Closing Date of the Stock Purchase Agreement, Consultant hereby agrees to act as a consultant to Matech for eighteen months following the Closing (as defined in the Stock Purchase Agreement). Upon request of Matech's officers or directors, Consultant shall make himself available for up to fifty (50) hours per calendar quarter to consult with Matech's officers and directors on matters involving Matech's business and affairs. Consultant shall be entitled to reasonable notice to prepare to perform the services requested and to render such services at times reasonable convenient to Consultant. Moreover, Consultant shall be reimbursed for all reasonable travel expenses in connection with such services, provided such expenses are adequately documented.
      2. COMPENSATION . On the Closing Date under the Stock Purchase Agreement, RMB shall be paid $5,000 out of the escrow referred to in such Stock Purchase Agreement. In addition, for a period of five years from Closing, Consultant shall be entitled to receive stock options entitling him to purchase Class A Common Stock of Matech. The number of shares of Matech Class A Common Stock subject to such options shall be equal to seven per cent (7%) of the sum of (A) the total number of shares of any class of equity security of Matech that, during the five years following the Closing, Matech registers with the Securities Exchange Commission on Form S-8 plus (B) the total number of shares of any class of equity security of Matech that, during the five years following Closing, Matech sells under Regulation S of the Securities Act of 1933. The shares issuable upon exercise of all such options granted to Consultant shall be registered on Form S-8 within 180 days following the date of grant. In addition, (i) Consultant's options based on shares registered on Form S-8 shall be granted to him on the date each such registration statement becomes effective, shall not be exercisable until one year following the date of grant, and shall be exercisable for a period of five years following the expiration of such one-year period and (ii) Consultant's options based on shares sold under Regulation S shall be granted within twenty (20) days of any sales under Regulation S and shall grant Consultant the right to purchase shares on the same terms and conditions as the purchasers under Regulation S, except that (i) such option shall not be exercisable for a period of one year following the date of grant ; (ii) any restrictions on resale of the Regulation S shares shall not apply to the shares Consultant receives upon exercising his options after such one-year period; and (iii) the shares shall be registered on Form S-8 within 180 days following the date of grant of options to Consultant; provided that Matech shall not be obligated to file more than two Form S-8 registration statements in any calendar year. Consultant shall pay for shares purchased upon exercise of such options in full at the time of exercise.
      3. NO SET-OFF OR REDUCTION. Matech agrees that the right of Consultant to receive the compensation set forth in Paragraph 2 above shall not be subject to reduction or set-off for any reason whatever, including, but not limited to, any alleged breach of warranties or other obligations under this Agreement or the Stock Purchase Agreement.
      4. REMEDIES OF CONSULTANT. In the event of any breach by Matech of its obligations to compensate consultant, in addition to any remedies Consultant may have at law, any and all options previously granted to Consultant shall become immediately exercisable. In the event that Consultant incurs costs, expenses, and/or attorneys fees to enforce his rights under this Agreement, Matech shall reimburse Consultant for any and all such costs, expenses, and/or reasonable attorneys fees.
      5. AUTHORIZATION. This Agreement has been authorized by Matech's directors prior to Closing and by Matech's replacement directors after the Closing.
      6. CONFIDENTIAL INFORMATION. Consultant will acquire information of a confidential nature relating to the operation, finances, business relationships, intellectual property, and trade secrets of Matech. During the term of this Agreement and for two years following termination of the 18-month term of his consulting obligation, Consultant will not, without Matech's prior written consent, use, publish, or disclose or authorize anyone else to use, publish, or disclose,any confidential information pertaining to Matech or its affiliated entities, including, without limitation, any information relating to existing or potential business, customers, trade or industrial practices, plans, costs, processes, technical or engineering data, or trade secrets; provided, however, that Consultant shall be prohibited from ever using, publishing, or disclosing or authorizing anyone else to use, publish, or disclose any confidential information which constitutes a trade secret under applicable law. The foregoing notwithstanding, Consultant has no obligation to refrain from using, publishing, or disclosing any such confidential information which is or hereafter shall become available to the public otherwise than by Consultant's use, publication, or disclosure. This prohibition also does not prohibit Consultant from disclosing confidential information in response to lawful process compelling disclosure. On the other hand, Consultant shall provide reasonable notice to Matech of any such process to allow Matech to timely object to such disclosure.
      7. RETURN OF DOCUMENTS. Within five days of termination of the 18-month consulting period under this Agreement, Consultant shall return to Matech or destroy all of Matech's papers, documents, and things, including information stored for use in or with computers and software applicable to Matech's business and all copies of such papers, documents, and things, which are in Consultant's possession, custody, or control and Consutant shall certify in writing that he has complied with this provision.
      8. AGREEMENT ON FAIRNESS. Consultant acknowledges that: (i) this Agreement has been specifically bargained between the parties and reviewed by Consultant and his counsel and (ii) the covenants made by and the duties imposed upon Consultant hereby are fair, reasonable, and minimally necessary to protect the legitimate business interests of Matech, and such covenants and duties will not place an undue burden upon Consultant's livelihood.
      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the last date written below.

Date:                                                  CONSULTANT

                                             -------------------------------
                                                  Robert M. Bernstein

Date:                                          MATERIAL TECHNOLOGY, INC.
                                            By:
                                                -----------------------------

                                                      Print Name and Title

                                        3